UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2005

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective July 14, 2005, Alan E. Hahn, a member of the Board of Directors of Glen Burnie Bancorp (the “Registrant”) since 1997, resigned from the Board for health and other personal reasons.

(d) On July 14, 2005, the Board of Directors of the Registrant appointed Norman E. Harrison, Jr., CPA, and Edward L. Maddox as directors effective August 11, 2005, to fill vacancies in the class of directors with terms of office expiring at the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. It is expected that Mr. Harrison will be appointed to the Audit Committee and that Mr. Maddox will be appointed to the Information Systems Committee of the Board of Directors. There are no arrangements or understandings between either Mr. Harrison or Mr. Maddox and any other person pursuant to which either individual has been selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP (Registrant)

Date: July 15, 2005	By:	/s/ John E. Porter
John E. Porter Chief Financial Officer